Exhibit 10.4

COMPLETION GUARANTY

COMPLETION GUARANTY, dated as of July 14, 2006 (this “Guaranty”), made by MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii Corporation, having an address at 120 Kane Street, Kapalua, Maui, Hawaii 96732 (“ML&P”); THE RITZ-CARLTON DEVELOPMENT COMPANY, INC., a Delaware corporation, having an office at 6649 Westwood Boulevard, Suite 500, Orlando, Florida 32821 (“Ritz-Carlton”); and EXCLUSIVE RESORTS DEVELOPMENT COMPANY, LLC, a Delaware limited liability company, having an address at 1530 16th Street, Suite 500, Denver, Colorado 80202  (“Exclusive Resorts”; ML&P, Ritz Carlton and Exclusive Resorts being referred to herein individually as a “Guarantor” and collectively as “Guarantors”), in favor of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an office at 399 Park Avenue, New York, New York 10022 (“Lender”).

W I T N E S S E T H:

WHEREAS, Lender is concurrently herewith making a loan to KAPALUA BAY, LLC, a Delaware limited liability company (“Borrower”), in the maximum principal amount of THREE HUNDRED SEVENTY MILLION AND 00/100 DOLLARS ($370,000,000.00) (the “Loan”) secured by a mortgage on certain real property and improvements more particularly described on Exhibits A-1 and A-2 hereto (the “Real Property”);

WHEREAS, the Loan (i) has been made in accordance with the terms of a construction loan agreement, dated as of the date hereof, between Borrower and Lender (the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement), (ii) is evidenced by the Note and (iii) is secured by the Mortgage (the Loan Agreement, the Note, the Mortgage and the other documents and instruments executed by Borrower or Guarantor and delivered in connection with the Loan being collectively referred to herein as the “Loan Documents”);

WHEREAS, Guarantor shall derive substantial economic benefit from the Loan; and

WHEREAS, as a material condition to making the Loan, Lender requires that Guarantor, and Guarantor has agreed, to guaranty the Guaranteed Obligations (hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.               Each Guarantor, severally, hereby absolutely and unconditionally guarantees to Lender that if Borrower fails to complete the Construction in accordance with the terms and conditions of the Loan Agreement, or an Event of Default occurs, Guarantor shall:

(a)           subject to the provisions of Section 3 below, cause to be performed, constructed, erected, installed and fully completed, free and clear of liens for labor or materials, the Improvements and all other work contemplated or required to be completed pursuant to the Loan Documents, all in accordance with the terms and conditions of the Loan Documents on or before the Completion Date, time being of the essence;

(b)           fully reimburse Lender for any and all sums actually expended by Lender to pay or discharge any liens for labor or materials entered or filed against the Real Property or the Project, including, without limitation, any and all costs, damages, expenses and reasonable attorneys’ fees that Lender may suffer or incur by reason thereof;

(c)           fully reimburse Lender for any and all sums actually expended by Lender for or toward the completion of the Project (including Hard Costs and Soft Costs) in excess of the undisbursed principal balance of the Loan in accordance with the terms and conditions of the Loan Documents as a result of the failure by Borrower or Guarantor to prosecute the Construction diligently and complete the same on or before the Completion Date; and

(d)           fully indemnify, defend and hold Lender harmless from and against any and all actual costs, claims, actions, causes of action, liabilities, expenses or losses of whatsoever kind or nature, including, without limitation, reasonable attorney’s fees and court costs, resulting or arising from any failure by Borrower or Guarantor (1)  to prosecute the construction of the Project pursuant to the Loan Agreement, or (2) to complete the Project on or before the Completion Date (collectively, “Losses”).

The liabilities of Guarantor under this Section shall not be limited by the amount of the Loan, but shall be determined solely by the cost of completion of the Construction and the performance of the other undertakings set forth in this Section.

Notwithstanding anything to the contrary contained herein, in no event shall (i) ML&P be liable for an amount in excess of fifty one percent (51%) of the sums due to Lender hereunder, (ii) Ritz-Carlton be liable for an amount in excess of thirty-four percent (34%) of the sums due to Lender hereunder or (iii) Exclusive Resorts be liable for an amount in excess of fifteen percent (15%) of the sums due to Lender hereunder.

2.               If Guarantor undertakes to complete the Improvements in accordance with the provisions of Section 1(a) above, Lender shall make advances to Guarantor of the undisbursed portion of the Loan allocated to the costs of Construction, upon Guarantor’s satisfaction of the conditions to the making of advances set forth in the Loan Agreement (including, without limitation, the condition requiring that there be no Event of Default by Borrower) and delivery of a Requisition executed by Borrower and Guarantor to Lender; provided, however, that as a condition to making an advance to Guarantor, Guarantor shall not be obligated to cure Events of Default other than (a) monetary Events of Default (provided that failure to pay any amounts due after an acceleration shall not be deemed a monetary Event of Default for this purpose), (b) Events of Default set forth in clauses 20.1(g), (h), (j), (k), (l), and (m) of the Loan Agreement, (c) due to a Guarantor’s or Borrower’s failure to provide financial statements in accordance with the Loan Documents and (d) due to fraud.  Guarantor shall not be obligated to continue to pursue completion of the Improvements during any period that Lender has stopped funding advances of the Loan, provided however that in no event shall Guarantor’s liability under this Guaranty be deemed terminated or waived until this Guaranty has been terminated in accordance with Section 8 hereof.  All Loan proceeds disbursed by Lender shall be used only for the Budget Line Items for which such proceeds were disbursed, and Guarantor shall not have the right to reallocate Budget Line Items except as expressly permitted under the

Loan Agreement.  If Guarantor undertakes to complete the Improvements as provided above, Guarantor shall comply with all of the requirements of the Loan Documents relating to the Construction, including, without limitation, the obligation to make any Deficiency Deposit required under the Loan Agreement.  If Guarantor fails to comply with such requirements, after the expiration of any applicable notice and cure periods set forth in the Loan Documents, Lender shall have no further obligation to disburse to Guarantor the undisbursed portion of the Loan allocated to the costs of Construction and if Lender then exercises its right under Section 21.1 of the Loan Agreement to take possession of the Project and complete the Construction, the provisions of Section 3 of this Guaranty shall apply.  Any portion of the Loan disbursed to Guarantor pursuant to this Section shall constitute an advance to Borrower under the Note and become part of the Debt.

3.               Notwithstanding the provisions of Section 2 above, if Lender exercises its right under Section 21.1 of the Loan Agreement to take possession of the Project and complete the Construction in accordance with the Loan Documents upon any Guarantor’s failure to promptly comply with the provisions of Section 1(a) above, subject to any changes to the Plans and Specifications that may be required by applicable law or are otherwise defective, and to use the undisbursed portion of the Loan (or, if the Loan has been discharged, an amount equal to the undisbursed principal balance of the Loan as of the date Lender takes possession), Guarantor shall not have the right to complete the Improvements, but shall remain liable for all other obligations under this Guaranty, including, without limitation, the obligation to make any Deficiency Deposit.  Nothing contained in this Section, however, shall require Lender to advance all of the undisbursed portion of the Loan (or equivalent amount thereof if the Loan has been discharged) before requiring Guarantor to pay to Lender any Deficiency Deposit required hereunder.

4.               Guarantor hereby absolutely and unconditionally guarantees to Lender that if at any time the Loan is not “In Balance” as required under Section 12.1 of the Loan Agreement, Guarantor shall pay to Lender the Deficiency Deposit required for the Loan to be “In Balance” within twenty (20) days after written request for such Deficiency Deposit has been made by Lender to Guarantor.  Guarantor’s obligation under this Section 4 to pay any Deficiency Deposit required to be paid under the Loan Agreement shall be an obligation contemporaneous with Borrower’s obligation to pay same, and Guarantor waives any right to receive notice demanding payment of any Deficiency Deposit.  Guarantor waives any right to require or compel Lender, prior to exercising its rights hereunder, to first proceed against Borrower for payment of any Deficiency Deposit.  The liabilities of Guarantor under this Section 4 shall not be limited by the amount of the Loan, but shall be determined solely by the amount of Deficiency Deposits required to keep the Loan “In Balance” as determined by Lender in accordance with the Loan Agreement.

5.               The payment, compliance and performance obligations guaranteed by Guarantor pursuant to Sections 1 through 4 above are hereinafter collectively referred to as the “Guaranteed Obligations”.

6.               Guarantor hereby waives: (a) notice of acceptance of this Guaranty by Lender and of presentment, demand, protest, notice of protest and of dishonor, notice of default and, except for the notices set forth herein, all other notices of every kind or nature now or hereafter provided by agreement or available at law; (b) the pleading of any statute of limitations as a defense to the obligations hereunder; and (c) any right to require or compel Lender, prior to exercising its rights hereunder to first proceed against Borrower or any security for the Loan, or to pursue any other remedy available to Lender.  Lender’s failure to exercise, or delay in exercising, any right or power hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Guarantor acknowledges that Lender may seek recovery of the Guaranteed Obligations from Guarantor with the same force and effect as if Guarantor were primary obligor under the Note and the other Loan Documents.

7.               Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of: (a) the assertion by Lender of any rights or remedies which it may have under or with respect to the Note or the other Loan Documents against any Person obligated thereunder or against the owner of the Project; (b) any failure to file or record any of the Loan Documents or to take or perfect any security intended to be provided thereby; (c) the release or exchange of the Real Property or any other collateral for the Loan; provided that this Guaranty shall not, without the prior consent of the Principals, cover or pertain to any Losses attributable to such released collateral and arising from and after the release of such released or exchanged collateral; (d) the commencement of a case under the Bankruptcy Code by or against any Person obligated under the Note or the other Loan Documents; or (e) any payment made on the Debt or any other indebtedness arising under the Note or the other Loan Documents, whether made by Borrower or Guarantor or any other Person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder.  It is further understood that if Borrower shall have taken advantage of, or be subject to the protection of, any provision of the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which, under the terms of the Loan Documents, the Debt shall become due and payable, Lender may, as against Guarantor, nevertheless, declare the Guaranteed Obligations due and payable and enforce any and all of its rights and remedies provided for herein.

8.               Guarantor further agrees (a) that this Guaranty shall remain and continue in full force and effect, notwithstanding any modification, extension or renewal of the Note or any of the other Loan Documents and (b) that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Loan Documents or other collateral for the Loan.  This Guaranty shall terminate upon the earlier to occur of (i) complete payment of the Debt, or (ii) issuance of a final certificate of occupancy for all components of the Project and payment of all amounts then due and owing by Guarantor under this Guaranty.

9.               Any indebtedness of Borrower to Guarantor now or hereafter existing (including, without limitation, any rights of subrogation Guarantor may have as a result of any payment under this Guaranty), together with any interest thereon, shall be, and such indebtedness is hereby, deferred, postponed and subordinated to the prior payment in full of the Debt.  Until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor (except under the Marketing Agreements, that certain Technical Services Agreement dated September 1, 2004 between Borrower and Ritz-Carlton, that certain Project Development Management Agreement dated October 1, 2004, between Borrower and Ritz-Carlton and that certain Entitlement Services Letter Agreement dated August 16, 2005 between Borrower and Kapalua Land Company) and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.

10.             Guarantor hereby indemnifies Lender from and against any and all claims, losses, damages and liabilities growing out of or resulting from this Guaranty (including, without limitation, enforcement of this Guaranty), except claims, losses, damages or liabilities resulting from Lender’s gross negligence and willful misconduct.  Guarantor will upon written demand pay to Lender the amount of any and all actual expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with (1) any amendment to this Guaranty, (2) the administration of this Guaranty, (3) the exercise or enforcement of any of the rights of Lender under this Guaranty, or (4) the failure by Guarantor to perform or observe any of the provisions of this Guaranty.

11.             To induce Lender to execute the Loan Documents and to make the Loan and perform its obligations thereunder, each Guarantor, in respect of itself, severally, hereby represents and warrants to Lender as follows:

(i)            Guarantor is and always has been a duly organized and validly existing limited liability company or corporation, as the case may be, duly organized or incorporated under the laws of the state of its formation or incorporation, as the case may be.

(ii)           Guarantor has full power and authority to execute, deliver and perform this Guaranty, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Guarantor.

(iii)          No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental Person, including any creditor, partner, or member of Guarantor, is required in connection with the execution, delivery and performance of this Guaranty that has not been obtained or waived.

(iv)          The execution, delivery and performance of this Guaranty will not constitute a breach or default under any other material agreement to which Guarantor is a party or may be bound.

(v)           There is no default under this Guaranty, or any of the other Loan Documents, nor any condition which, after notice or the passage of time or both, would constitute a default or an Event of Default under said documents.

(vi)          Guarantor is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Guarantor has been initiated.

(vii)         Neither Guarantor nor any Person holding a direct or indirect interest in Borrower or Guarantor, as the case may be, is (or will be) a person with whom Lender is restricted from doing business under OFAC (including Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not knowingly engage in any dealings or transactions or otherwise be associated with such Persons.  In addition, Guarantor hereby agrees to provide Lender with any additional information that Lender deems necessary from time to time in order to ensure compliance with all Laws concerning money laundering and similar activities.

(viii)        Guarantor has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

(ix)           Each of the representations and warranties made by Guarantor herein or in any of the other Loan Documents is true, complete and correct in all material respects as of the date made.

12.             [Intentionally Deleted].

13.             The provisions of Article 23 of the Loan Agreement are hereby incorporated by reference, except that all references to “Borrower” therein shall be deemed to be “Guarantor” and Guarantor’s address set forth in the first paragraph of this Guaranty shall be its address for service of process.  All notices under this Guaranty shall be provided to all Guarantors and Lender.

14.             This Guaranty constitutes the entire agreement between Guarantor and Lender with respect to the matters referred to herein, and no modification or waiver of any of the terms hereof shall be effective unless in writing, signed by all parties hereto.

15.             This Guaranty shall inure to the benefit of Lender and any subsequent holder of the Loan Documents and shall bind Guarantor and its respective heirs, successors and assigns.

16.             This Guaranty shall be governed by the internal laws of the State of New York.

17.           SUBMISSION TO JURISDICTION.  WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), GUARANTORS IRREVOCABLY (A) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN THE ISLAND AND COUNTY OF MAUI, HAWAII, FEDERAL COURT SITTING IN THE STATE OF HAWAII, OR STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK, AND (B) WAIVE ANY OBJECTION WHICH THEY MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVE THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.  NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.  GUARANTORS FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY STATE COURT SITTING IN THE ISLAND AND COUNTY OF MAUI, HAWAII, FEDERAL COURT SITTING IN THE STATE OF HAWAII, OR STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK, MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTORS AT THE ADDRESSES INDICATED ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF GUARANTORS SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

18.           Non-Waiver.  Neither failure nor delay on Lender’s part in insisting upon strict performance of any term, condition, covenant or agreement or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  By way of example, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty, or to declare a default for failure to effect prompt payment of any such other amount.

19.           No consent by Borrower shall be required for any assignment or reassignment of Lender’s rights under this Guaranty to any assignee of Lender’s interest in the Note or any part thereof.  All references to “Lender” hereunder shall be deemed to include such successors and assigns of Lender.

20.           Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

21.           TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTORS HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM OR JUDICIAL PROCEEDING BROUGHT BY BORROWER OR LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS INSTRUMENT, THE LOAN, THE LOAN DOCUMENTS, AND ANY ACTS OR OMISSIONS OF GUARANTORS IN CONNECTION THEREWITH.

22.             This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same guaranty.

[The next page is the signature page]

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date of this Guaranty.

MAUI LAND & PINEAPPLE COMPANY, INC.,
a Hawaii corporation

By:	/S/ ROBERT WEBBER
Name:	R. WEBBER
Title:	CFO

THE RITZ-CARLTON DEVELOPMENT COMPANY, INC., a Delaware corporation

By:	/S/ WILLIAM T. PHILLIPS

Name:	WILLIAM T. PHILLIPS

Title:	VICE-PRESIDENT

EXCLUSIVE RESORTS DEVELOPMENT COMPANY, LLC, a Delaware limited liability company

By:	/S/ TODD HARRIS

Name:	TODD HARRIS

Title:	SVP Member Services